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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       March 14, 1997


                           FORTE COMPUTER EASY, INC.
             (Exact name of registrant as specified in its charter)


Utah                                0-25634                      87-0365268
(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                  File Number)              Identification No.)



1350 Albert Street, Youngstown, Ohio                            44505
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code   (330) 746-3311


                                Not applicable.
         (Former name or former address, if changed since last report.)
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ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS

        On March 14, 1997, Forte Computer Easy, Inc., a Utah corporation (the "Company"), entered into a Share Purchase Agreement pursuant to which the Company acquired all of the issued and outstanding common stock of Western Insulated Glass, Co., an Arizona corporation ("Western"). Contemporaneously with the closing, Western entered into a Loan Agreement and related documentation with Imperial Bank, proceeds of which were used to finance a portion of the purchase of the Western common stock by the Company. This loan is secured by substantially all of the assets of Western. In addition, the Company executed various other documents in connection with this loan, including a guaranty in favor of the lender of Western's obligations under the loan agreement and, to secure Western's obligation's under the loan agreement, a pledge in favor of the lender of the Western common stock acquired by the Company. The Company also incurred additional indebtedness to finance a portion of the purchase price for the Western common stock and related transaction costs. The Company is not aware of any material relationship between the selling Western shareholders and the Company, any director or officer of the Company or any associate of any such director or officer.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

    Pursuant to Item 7(a)(4) of Form 8-K, any required financial statements of Western, and any required pro forma financial information, will be filed pursuant to an amendment to this Form 8-K as soon as practicable (but not later than 60 days following the date on which this report was required to have been filed).

(b)  Pro Forma Financial Information.
     See (a) above.

(c)  Exhibits.
     Exhibit No. Description            Method of Filing




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1       Share Purchase Agreement dated    Filed herewith
        March 14, 1997 among Marcella
        M. Egly Turner, as sole Trustee of
        the Egly Family Trust U/A dated
        May 31, 1997, Western Insulated
        Glass, Co., Benny J. Ellis and
        Forte Computer Easy, Inc.









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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FORTE COMPUTER EASY, INC.


                                            /s/ FRANK J. AMEDIA
Date: March 28, 1997                    By _____________________________________
                                             Frank J. Amedia
                                             President